EXHIBIT 16.1

[GRANT THORNTON LETTERHEAD]

December 10, 2004

Securities and Exchange Commission
Washington, D.C. 20549

Re: Pacific Biometrics, Inc.

File No. 0-21537

Dear Sir or Madam:

We have read Item 4.01 of the Form 8-K of Pacific Biometrics, Inc. dated December 6, 2004, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP